UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2023

BLUE OWL CAPITAL CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Maryland	814-01190	47-5402460
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Park Avenue, 37th Floor New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 419-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	OBDC	The New York Stock Exchange

Item 1.01	Entry into a Material Definitive Agreement

On November 17, 2023, Blue Owl Capital Corporation (f/k/a Owl Rock Capital Corporation) (the “Company”) entered into the First Amendment to that certain Amended and Restated Senior Secured Revolving Credit Agreement (the “First Amendment”), which amends that certain Amended and Restated Senior Secured Revolving Credit Agreement, dated as of August 26, 2022. The parties to the First Amendment include the Company, as Borrower, the subsidiary guarantors party thereto solely with respect to Section 4.9 therein, the lenders party thereto and Truist Bank, as Administrative Agent. The First Amendment, among other things, (i) solely with respect to the commitments of extending lenders, extends the revolver availability period from August 2026 to November 2027, (ii) solely with respect to the commitments of extending lenders, extends the scheduled maturity date from August 2027 to November 2028 and (iii) increases the total facility amount from $1,795,000,000 to $1,845,000,000.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	First Amendment to Amended and Restated Senior Secured Revolving Credit Agreement, dated as of November 17, 2023, by and among Blue Owl Capital Corporation, the Lenders party thereto and Truist Bank, as Administrative Agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Blue Owl Capital Corporation

November 21, 2023	By:	/s/ Jonathan Lamm
	Name:	Jonathan Lamm
	Title:	Chief Operating Officer and Chief Financial Officer